EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of Techlabs, Inc. and subsidiaries, of our report dated April 20, 2005, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts".


WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, FL
June 6, 2006